Exhibit 10.18

JJILL TOPCO HOLDINGS, LP

GRANT AGREEMENT

UNDER THE

INCENTIVE EQUITY PLAN

This Grant Agreement (this “Agreement”) is made and entered into as of [                    ], by and between JJill Topco Holdings, LP, a Delaware limited partnership (the “Partnership”), and [                    ] (“Grantee”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Plan (as defined below).

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Class A Common Interests.

(a) Grant. Pursuant to the Partnership’s Incentive Equity Plan (the “Plan”), upon execution of this Agreement, the Partnership hereby grants to Grantee [                    ] Class A Common Interests (the “Incentive Interests”) with a Profits Interests Threshold (as defined in the Partnership Agreement) of $[            ], subject to adjustment as set forth in this Agreement and the Partnership Agreement. For purposes of the Partnership Agreement, this Agreement is an “Equity Grant Agreement.”

(b) Profits Interests. Notwithstanding anything to the contrary herein and notwithstanding anything to the contrary in the Partnership Agreement:

(i) It is the intention of the parties hereto that distributions to Grantee (or any subsequent holder of such Incentive Interests) with respect to the Incentive Interests be limited to the extent necessary so that such Incentive Interests constitute Profits Interests (as defined in the Partnership Agreement). In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Partnership shall, if necessary, limit any distributions to Grantee (or any subsequent holder of such Incentive Interests) with respect to Grantee’s (or such subsequent holder’s) Incentive Interests so that such distributions do not exceed the available profits in respect of Grantee’s (or such subsequent holder’s) related Profits Interest. Available profits shall include the aggregate amount of profit and unrealized appreciation in all of the assets of the Partnership between the date of issuance of such Incentive Interests and the date of such distribution.

(ii) The parties hereto agree to comply with the provisions of Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, and neither the Partnership nor any recipient of an Incentive Interest shall perform any act or take any position inconsistent with the application of Revenue Procedure 93-27, Revenue Procedure 2001-43, or any future Internal Revenue Service guidance or other governmental authority that supplements or supersedes the foregoing Revenue Procedures.

2. Grantee Bound by the Plan; Joinder to Partnership Agreement; No Access to Partnership Information.

(a) Bound by the Plan. The Plan is incorporated herein by reference and made a part hereof. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof.

(b) Joinder to Partnership Agreement. Grantee hereby (i) acknowledges that Grantee has received and reviewed a complete copy of the Partnership Agreement and (ii) agrees that upon execution of this Agreement, Grantee shall become a party to the Partnership Agreement and shall be fully bound by, and subject to, all of the covenants, terms, and conditions of the Partnership Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a “Partner” for all purposes of the Partnership Agreement and entitled to all the rights of a holder of Class A Common Interests incidental thereto.

(c) No Access to Partnership Information. Notwithstanding Grantee’s status as a Partner of the Partnership, unless otherwise provided in the Partnership Agreement, Grantee shall have no right whatsoever in Grantee’s capacity as a holder of Incentive Interests to (a) examine the books and records of the Partnership or any JJill Company or (b) obtain any information about the identities of the other Partners or members of the Partnership or any JJill Company, as applicable (or of the size or nature of such other Partners’ or members’ interests in the Partnership or any JJill Company, as applicable).

3. Representations and Warranties; Acknowledgments and Agreements.

(a) Representations and Warranties by Grantee. In connection with the grant of Incentive Interests to Grantee pursuant to this Agreement, Grantee hereby represents and warrants to the Partnership that:

(i) The Incentive Interests acquired or to be acquired by Grantee shall be acquired for Grantee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and no Incentive Interests shall be disposed of in contravention of the Securities Act or any applicable state securities laws. Grantee covenants and agrees to make such other reasonable and customary representations as requested by the Partnership regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Partnership.

(ii) Grantee is an executive of the Partnership or one of its subsidiaries, is sophisticated in financial and business matters and is able to evaluate the risks and benefits of the ownership of Incentive Interests. The Grantee understands that:

(A) An investment in the Incentive Interests represents a highly speculative investment, and there can be no assurance as to the success of the Partnership in its business;

(B) The Incentive Interests cannot be transferred except in very limited circumstances and at present no market for the Incentive Interests exists, and it is not anticipated that a market for the Incentive Interests will develop in the future;

(C) The Incentive Interests may be worthless;

(D) Ownership of the Incentive Interests may result in taxable income to Grantee without a corresponding cash or in-kind distribution;

(E) The Incentive Interests will not be registered under the Securities Act or any applicable state securities laws, and they are being issued in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of Grantee contained herein are essential to any claim of exemption by the Partnership under the Securities Act and such state laws;

(F) The Incentive Interests are “restricted securities” as the term is defined in Rule 144 promulgated under the Securities Act;

(G) Only the Partnership can register the Incentive Interests under the Securities Act and applicable state securities laws, but it is not anticipated that the Incentive Interests will be registered in any event;

(H) Grantee is aware of the conditions restricting the sale or transfer of the Incentive Interests under the Plan, the Partnership Agreement, and the Securities Act and applicable state securities laws; and

(I) The Partnership may, from time to time, make stop-transfer notations in its transfer record to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

(iii) Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Incentive Interests and has had full access to such other information concerning the Partnership as Grantee has requested. Grantee acknowledges and agrees that this Agreement is a legal document that is a binding obligation of Grantee and that Grantee has been provided with ample opportunity to consult with independent legal counsel regarding the terms, conditions and nature of this Agreement.

(iv) This Agreement constitutes the legal, valid, and binding obligation of Grantee, enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract, or instrument to which Grantee is a party or any judgment, order or decree to which Grantee is subject.

(v) Grantee is a bona fide resident and domiciliary of the State designated in Grantee’s address on the signature page hereto, and has no present intention of becoming a resident of, or domiciled in, any other State or jurisdiction.

(vi) Neither Grantee nor anyone acting on Grantee’s behalf has paid or will pay a commission or other remuneration to any person in connection with the acquisition of the Incentive Interests.

(vii) Grantee has not become aware of, and has not entered into this Agreement as a result of, any advertisement in printed media or general and regular paid circulation (or other printed public media), radio, television or telecommunications, or other form of advertisement (including electronic display) with respect to the Partnership or the offering or the distribution of Incentive Interests.

(viii) The Grantee is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

(ix) At the time and as a condition of delivery of documents evidencing the Incentive Interests, Grantee will be deemed to have made all the representations and warranties contained in this Section 3(a) with respect to such Incentive Interests and may be required to make other representations concerning investment intent as a condition of the delivery of such Incentive Interests by the Partnership.

(b) Representations and Warranties by the Partnership. In connection with the grant of Incentive Interests to Grantee pursuant to this Agreement, the Partnership hereby represents and warrants to Grantee that:

(i) The execution, delivery, and performance of this Agreement have been duly and validly authorized by all necessary limited partnership action in respect thereof on the part of the Partnership.

(ii) This Agreement constitutes the legal, valid, and binding obligation of the Partnership, enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by the Partnership does not and will not conflict with, violate or cause a breach of any agreement, contract, or instrument to which the Partnership is a party or any judgment, order, or decree to which the Partnership is subject.

(c) Acknowledgment by Grantee. Grantee acknowledges and agrees that neither the issuance of any Incentive Interests to Grantee nor any provision contained herein shall confer upon Grantee any right to continue in the employ or as a director, if applicable, of the Partnership, the General Partner, or any JJill Company or interfere in any way with the right of the Partnership, the General Partner, or any JJill Company, as the case may be, in its sole discretion to terminate Grantee’s employment or to increase or decrease Grantee’s compensation at any time.

(d) Section 83(b) Election. Notwithstanding any provision of this Agreement or the Partnership Agreement to the contrary, Grantee shall, as a condition subsequent to the issuance of the Incentive Interests, execute and deliver a valid and timely election to include property in gross income pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code,” and such election a “Section 83(b) Election”), with the Internal Revenue Service and the Partnership within the time period required by Section 83 of the Code, which Section 83(b) Election shall be in a form reasonably satisfactory to the Partnership. Upon the failure of Grantee to make such valid and timely election, the issuance of the Incentive Interests shall be void ab initio.

4. Vesting of Incentive Interests.

(a) The Incentive Interests shall vest during the [                ] period following the date hereof in [            ] installments on [                    ], with the first such installment beginning on [                    ] (to the extent vested, such interest, “Vested Incentive Interests”).

(b) Notwithstanding Section 4(a), if (i) an Approved Partnership Sale occurs prior to the Termination Date, [                ].

(c) As of any date, the term “Unvested Incentive Interests” means the Incentive Interests that are not Vested Incentive Interests as of such date.

5. Forfeiture of Incentive Interests upon the Termination Date. Effective as of the Termination Date (but after giving effective to Section 4(b)), and without any further action by the Partnership, Grantee, or any of Grantee’s Affiliates or any other Person, all then-Unvested Incentive Interests (in each case, whether owned by Grantee, any of Grantee’s Affiliates, or any other Person) shall immediately be forfeited to the Partnership for no additional consideration and shall cease to be issued and outstanding. If (i) the Termination Date occurs due to the termination of Grantee’s employment for Cause or (ii) following any Termination Date, Grantee (x) violates any of Grantee’s obligations under paragraphs 7 through 11 of that certain amended and restated employment agreement by and between Jill Acquisition LLC and Grantee, dated as of [                    ], as may be amended from time to time (the “Employment Agreement”), or (y) materially violates any other restrictive covenants applicable to Grantee, and (z) in either case, Grantee fails to cure such breach, if curable, pursuant to the terms set forth in the Employment Agreement or the applicable restrictive covenant agreement, without any further action by the Partnership, Grantee, or any of Grantee’s Affiliates or any other Person, all Incentive Interests (whether Vested Incentive Interests or Unvested Incentive Interests) shall immediately be forfeited to the Partnership for no additional consideration and shall cease to be issued and outstanding.

6. Distributions.

(a) Unvested Incentive Interests. Notwithstanding anything contained herein to the contrary, if at any time the Partnership makes any distribution (other than Tax Advances (as such term is defined in the Partnership Agreement)) or any other payment is made by any Person with respect to any Unvested Incentive Interests that, but for the provisions of this

Section 6, the holder of such Unvested Incentive Interests (an “Unvested Holder”) would be entitled to receive, then such distribution or payment shall be made into an escrow account or in a segregated bank account established by the Partnership or otherwise held in reserve by the Partnership (the “Escrow Account”) rather than to such Unvested Holder. The Escrow Account shall provide (i) that the property distributed or paid into such Escrow Account, as adjusted to reflect all earnings and fees thereon (the “Escrow Property”), shall be held for the benefit of such Unvested Holder and for the benefit of the Partnership’s other holders of applicable equity securities as of the time of such distribution or payment, (ii) that any such Escrow Property that is cash may be invested in the discretion of the Partnership (or such other representative of the holders of the Partnership’s applicable equity securities as of the time of such distribution or payment as may be appropriate) in short-term fixed income investments or in a money market account, (iii) that so long as there continues to be Unvested Incentive Interests, such Unvested Holder’s interest in the Escrow Property shall continue to vest in the same manner as the vesting of such Unvested Holder’s Incentive Interests pursuant to the terms hereof and, subject to any applicable transfer restrictions on the Escrow Property, upon the vesting of any Escrow Property, ownership and control of such vested Escrow Property shall be transferred to such Unvested Holder no later than ten (10) Business Days (as defined in the Partnership Agreement) after the vesting of such Escrow Property, (iv) that if such Unvested Holder’s Incentive Interests are forfeited to the Partnership pursuant to Section 5 of this Agreement prior to the full vesting of the Escrow Property, then, subject to any applicable transfer restrictions on the Escrow Property, all unvested Escrow Property shall be appropriately distributed to the other holders of the Partnership’s applicable equity securities as of the time of such distribution or payment, and all of the vested Escrow Property that has not previously been distributed to such Unvested Holder shall be distributed to such Unvested Holder, (v) that any JJill Company (or such other representative of the holders of the Partnership’s equity securities as of the time of such distribution or payment as may be appropriate) may be the escrow agent, and (vi) such other terms as the Board (or such other representative of the holders of the Partnership’s equity securities as of the time of such distribution or payment as may be appropriate) may deem appropriate and that are, in all material respects, consistent with the intent of this Agreement (including Sections 4 and 5 and this Section 6). For avoidance of doubt, in the event of an Approved Partnership Sale in which the vesting of the Incentive Interests is not accelerated, distributions in connection with such Approved Partnership Sale shall be made into the Escrow Accounts as provided herein and shall continue to be subject to the terms of this Section 6(a). Notwithstanding the foregoing or anything in Section 7.3 of the Partnership Agreement to the contrary, all unvested Escrow Property shall be treated as not having been distributed to the Unvested Holder for purposes of determining whether the Unvested Holder is entitled to a Tax Advance on Unvested Incentive Interests as of any quarterly distribution date pursuant to Section 7.3 of the Partnership Agreement, and any such Tax Advance owing to the Unvested Holder in respect of Unvested Incentive Interests shall be made to the Unvested Holder in the form of either (i) a distribution from the Partnership pursuant to Section 7.3 of the Partnership Agreement or (ii) a distribution from the Escrow Account, as determined by the General Partner in its sole discretion.

(b) Vested Incentive Interests. Distributions from the Partnership with respect to Vested Incentive Interests will be made in accordance with the terms of the Partnership Agreement.

7. Right to Purchase Incentive Interests after the Termination Date.

(a) Purchase Right. Upon the occurrence of the Termination Date that occurs prior to the consummation of an Approved Partnership Sale, up to all of the Vested Incentive Interests (whether owned by Grantee, any of Grantee’s Affiliates or any other Person) as of the Termination Date (the “Purchasable Incentive Interests”) shall, at the Partnership’s election, be subject to purchase by the Partnership pursuant to the terms and conditions set forth in this Section 7 (the “Purchase Option”) at a price per Purchasable Incentive Interest equal to the Fair Market Value per Purchasable Incentive Interest determined as of the Termination Date, less the amount of any cash distributed by the Partnership with respect to such Purchasable Incentive Interest between the Termination Date and the closing of the applicable purchase pursuant to the Purchase Option. For the sake of clarity, if the Termination Date occurs following the consummation of an Approved Partnership Sale, the Partnership shall have no Purchase Option.

(b) Procedure to Exercise the Purchase Right. The Purchase Option is exercisable by the Partnership (in its sole discretion) by delivering written notice (the “Purchase Notice”) to the holder or holders of the applicable Purchasable Incentive Interests to be purchased at any time during the 210-day period beginning on the Termination Date. The Purchase Notice shall set forth the number of Purchasable Incentive Interests to be acquired from such holder(s), the aggregate consideration to be paid for such holder’s Purchasable Incentive Interests, which shall be the Fair Market Value determined by the Board, and the time and place for the closing of the transaction. The Partnership (with the approval of the Board) may at any time elect, in its sole discretion, to designate any one or more Person(s) to actually purchase (in addition to, or in lieu of, the Partnership) any or all of the Purchasable Incentive Interests for which the Partnership has a Purchase Option hereunder (any such other Person, a “Substitute Purchaser”).

(c) Closing of Purchase. The closing of the transactions contemplated by this Section 7 shall take place on the date designated by the Partnership in the Purchase Notice, which date shall not be more than sixty (60) days after the delivery of such notice. The amount of the purchase price to be paid for any Purchasable Incentive Interests to be purchased by the Partnership (and any applicable Substitute Purchasers) pursuant to a Purchase Option shall be determined pursuant to Section 7(a) hereof, and the aggregate amount of such purchase price shall be referred to herein as the “Aggregate Purchase Price”. The Partnership (and any applicable Substitute Purchasers) shall pay the applicable Aggregate Purchase Price for any Purchasable Incentive Interests to be purchased by the Partnership and any applicable Substitute Purchaser pursuant to a Purchase Option by delivery of a check payable to or by wire transfer to an account or account(s) designated by the holder(s) of such Purchasable Incentive Interests in an aggregate amount equal to the applicable Aggregate Purchase Price for such Purchasable Incentive Interests. The Partnership and any applicable Substitute Purchaser shall receive from each seller regarding the sale of Purchasable Incentive Interests the representation that such seller has good and marketable title to such Purchasable Incentive Interests and that such Purchasable Incentive Interests shall be transferred to the Partnership and any applicable Substitute Purchaser, as the case may be, free and clear of all liens, claims and other encumbrances and any other representation reasonably requested by Partnership or the Substitute Purchaser.

8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

9. Notices. Any notice hereunder to the Partnership shall be addressed to the General Partner’s principal executive office, Attention: Board of Directors, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee’s last address on the records of the Partnership, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three (3) days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

10. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Partnership and all persons lawfully claiming under Grantee.

12. Governing Law; Consent to Jurisdiction. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THIS AGREEMENT, THE PLAN, AND ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN WILMINGTON, DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT; (II) AGREES THAT NO SUCH ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR THE RELATED DOCUMENTS SHALL BE BROUGHT BY IT OR ANY OF ITS AFFILIATES EXCEPT IN SUCH COURTS; (III) AGREES THAT THE SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PERSON’S ADDRESS IN ACCORDANCE WITH THE NOTICE PROVISIONS IN SECTION 12 HEREOF SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH HEREIN IN THE IMMEDIATELY PRECEDING CLAUSES (I) AND (II); (IV) IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND AGREES NOT TO PLEAD OR CLAIM) ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT LOCATED IN WILMINGTON, DELAWARE, OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13. Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives, and shall cause its Affiliates to waive, all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement and the Plan or the other agreements and instruments delivered hereunder or the transactions contemplated hereby or thereby.

14. Conflict between this Agreement and the Partnership Agreement. Unless otherwise expressly provided, in the event of a conflict between any term or provision contained herein and a term or provision of the Partnership Agreement, the applicable terms and provisions of the Partnership Agreement, as applicable, will govern and prevail. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail.

15. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

16. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

17. Amendments. This Agreement may be amended only by written agreement of the Partnership (with the approval of the Board) and Grantee.

18. Successors and Assigns; Certain Transfers. This Agreement shall bind and inure to the benefit of and be enforceable by Grantee and the Partnership and their respective successors, heirs and permitted assigns. Grantee may not assign any rights under this Agreement without the prior written consent of the Partnership (with the approval of the Board), in its sole discretion, and any such assignment by Grantee without such consent of the Partnership shall be null and void. Grantee may not transfer, assign or sell any Unvested Incentive Interests (other than to the Partnership) without the prior written consent of the Partnership (with the approval of the Board), in its sole discretion, and any such transfer, assignment or sale without such consent of the Partnership shall be null and void.

19. No Entitlement to Future Equity Grants. Grantee hereby acknowledges and agrees that, other than the grant of Incentive Interests contemplated herein, (a) the Partnership has no obligation in the future to grant any equity securities of the Partnership to Grantee, and (b) except as may subsequently be authorized by the Board, in its sole discretion through a formal resolution, Grantee has no right or entitlement to any grant of any equity securities of the Partnership in the future.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JJILL TOPCO HOLDINGS, LP

By:	JJ Holdings GP, LLC its general partner

By:

Name:
Title:

Grantee